UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2014, the Company entered into a Credit Agreement with JP Morgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, Citibank, N.A. and Morgan Stanley MUFG Loan Partners, LLC, as co-syndication agents, and various financial institutions (the “Credit Agreement”). The Credit Agreement establishes a $300 million multi-currency revolving credit facility (the “Credit Facility”) and a $300 million term credit facility (the “Term Credit Facility”) that the Company can use to repay existing indebtedness, finance working capital needs, and for general corporate purposes of the Company and its subsidiaries, including the acquisition of Tonsan Adhesive, Inc. pursuant to an Equity Purchase Agreement dated June 24, 2014 ( the “Business”). The term credit facility may be drawn in not more than two tranches through the date that is 270 days after the effective date of the Credit Agreement. The Credit Facility replaces the Company’s existing revolving credit facilities and expires on October 31, 2019, at which time the revolving credit loans mature. The Company must repay the Term Loans on a quarterly basis (on the last day of each of March, June, September, and December), ending on June 30, 2019, in an aggregate amount equal to between 42.50% and 46.25% of the Term Loans, depending on the timing and amount of the Term Loan advances. The remaining amount of the Term Loans is due and payable on October 31,2019. Subject to certain conditions, the Company may prepay amounts due under the Credit Agreement. The Credit Agreement allows the Company to borrow at interest rates that include, at the Company’s option, (i) a spread over a floating rate equal to the greatest of the prime rate, the federal funds effective rate from time to time plus one-half of one percent, and the Adjusted LIBO Rate for a one month interest period plus one percent, or (ii) a spread over a fixed rate equal to the 1-, 2-, 3 or 6-month Adjusted LIBO Rate. The interest rate spread is determined by the rating of the Company’s senior, unsecured, long-term debt.

The Credit Agreement contains customary covenants, including covenants relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws. There also are financial covenants that require the Company to maintain an interest coverage ratio (defined as the ratio of Consolidated EBITDA to Consolidated Interest Expense for the period of the four most recent consecutive fiscal quarters) of not less than 2.5 to 1.0 and a leverage ratio (defined as the ratio of Consolidated Total Indebtedness to Consolidated EBITDA for the period of the four most recent consecutive fiscal quarters) of no greater than 3.5 to 1.0. The maximum leverage ratio may be increased to 3.75 to 1.0 under certain circumstances following a Permitted Acquisition. The Credit Agreement also imposes certain customary limitations and requirements on the Company with respect to the incurrence of indebtedness and liens, investments, mergers, acquisitions and dispositions of assets. Amounts due under the Credit Agreement may be accelerated upon an Event of Default as defined in the Credit Agreement, such as breach of a representation, covenant or agreement of the Company or the occurrence of bankruptcy, if not otherwise waived or cured.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference.

Contemporaneously with its execution and delivery of the Note Purchase Agreement, the Company entered into a First Amendment (the “2012 NPA Amendment”), dated as of October 31, 2014, to the Note Purchase Agreement dated as of March 5, 2012 between the Company and various purchasers (the “2012 Note Purchase Agreement”). The 2012 NPA Amendment amends certain definitions, covenants and other provisions of the 2012 Note Purchase Agreement to conform them to the terms of the Credit Agreement, and provides for an increase in the interest rate on the notes issued under the 2012 Note Purchase Agreement by up to 75 basis points upon changes in the Company’s credit ratings. The foregoing description of the 2014 NPA Amendment is not complete and is qualified in its entirety by reference to the 2014 NPA Amendment, which is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated by reference.

In addition, the Company entered into a Second Amendment (the “2009 NPA Second Amendment”), dated as of October 31, 2014, to the Note Purchase Agreement dated as of December 16, 2009 between the Company and various purchasers (the “2009 Note Purchase Agreement”). The 2009 NPA Second Amendment amends certain definitions, covenants and other provisions of the 2009 Note Purchase Agreement to conform them to the terms of the Note Purchase Agreement, and provides for an increase in the interest rate on the notes issued under the 2012 Note Purchase Agreement by up to 75 basis points upon changes in the Company’s credit ratings. The foregoing description of the 2009 NPA Second Amendment is not complete and is qualified in its entirety by reference to the 2009 NPA Second Amendment, which is filed as Exhibit 1.3 to this Current Report on Form 8-K and is incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information with respect to the 2012 Note Purchase Agreement, the 2009 Note Purchase Agreement and the Credit Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

1.1	Credit Agreement, dated October 31, 2014, by and among H.B. Fuller Company, JP Morgan Chase Bank, N.A. as Administrative Agent, U.S. Bank National Association, Citibank, N.A. and Morgan Stanley MUFG Loan Partners, LLC, as co-syndication agents, and various financial institutions

1.2	First Amendment, dated October 31, 2014 to Note Purchase Agreement, dated March 5, 2012, by and among H.B. Fuller Company and the purchasers party thereto

1.3	Second Amendment, dated October 31, 2014, to Note Purchase Agreement, dated December 16, 2009, by and among H.B. Fuller Company and the purchasers party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 6, 2014

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

No.	Description

1.1	Credit Agreement, dated October 31, 2014, by and among H.B. Fuller Company, JP Morgan Chase Bank, N.A. as Administrative Agent, U.S. Bank National Association, Citibank, N.A. and Morgan Stanley MUFG Loan Partners, LLC, as co-syndication agents, and various financial institutions

1.2	First Amendment, dated October 31, 2014 to Note Purchase Agreement, dated March 5, 2012, by and among H.B. Fuller Company and the purchasers party thereto

1.3	Second Amendment, dated October 31, 2014, to Note Purchase Agreement, dated December 16, 2009, by and among H.B. Fuller Company and the purchasers party thereto